AMENDMENT TO PURCHASE AGREEMENT

This AMENDMENT (this “Amendment”) is made and entered into as of November 30, 2006, by and among CHARYS HOLDING COMPANY, INC., a Delaware corporation (“Purchaser”), CROCHET & BOREL SERVICES, INC., a Texas corporation (the “Corporation”), and TROY CROCHET, a resident of the State of Texas (the “Seller”).

WHEREAS, Purchaser, Corporation and Seller are parties to that certain Stock Purchase Agreement, dated as of June 5, 2006 (the “Stock Purchase Agreement”), as amended by that certain Letter Agreement dated October 3, 2006 (the Letter Amendment” and any other amendments with respect to the Purchase Agreement (“Miscellaneous Amendments”) (the Stock Purchase Agreement, the Letter Amendment, and the Miscellaneous Amendments are hereinafter referred to as the “Purchase Agreement”); and

WHEREAS, Section 12.02 of the Purchase Agreement provides that the Purchase Agreement may be amended by an instrument in writing authorized and signed by the parties to the Purchase Agreement; and

WHEREAS, each of parties to the Purchase Agreement has determined that it is desirable to amend the Purchase Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Final Determination Date Cash Consideration. The Final Determination Date Cash Consideration as defined in the Purchase Agreement is an amount equal to $76,562,848 which shall be payable as provided in the Renewal Promissory Note and Security Agreement in the form attached hereto as Exhibit 1 and Exhibit 2, respectively.

2.     Make Whole Date. Section 2.5(a)(i) is deleted and restated in its entirety as follows:

“Make-Whole Date” means the date that is 30 days following the issuance of Purchaser’s Form 10KSB or 10-K, as applicable, for fiscal year 2008, provided that if such date falls on a non-business day, the Make-Whole Date shall be the preceding business day.

3.     Make Whole Deficit. Section 2.5(a)(ii) is deleted and restated in its entirety as follows:

“Make Whole Deficit” means the value, if negative, of (A) the Target Stock Consideration Value, minus (B) the product of (1) 8,008,000 as adjusted by the Stock Holdback Issuance Set Off multiplied by (2) the Average Market Price of the Purchaser Stock during the 15 consecutive trading days prior to the Make-Whole Date multiplied by the percentage of the Bonus Pool Amount which is earned.

4.     Stock Holdback. The provisions of Section 2.08 permitting Purchaser to withhold a portion of the Stock Consideration are deleted and Purchaser agrees that it will issue 750,000 shares of Purchaser’s Stock to Seller within 15 days after the Bond Offering contemplated by Purchaser’s October 10, 2006 engagement letter with McMahan Securities is closed and funded.

5.     Aged Accounts Receivable Adjustment. Section 2.09 is deleted in its entirety. Purchaser is not obligated to transfer any Aged Receivables to Seller and the number of shares remaining in the Stock Holdback will not be reduced under Section 2.09.

6.     Spin Off Agreement. The Spin Off Agreement at Schedule 6.15 of the Purchase Agreement is deleted in its entirety and restated as attached hereto as Schedule 6.15.

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7.     Ratification and Republication. Except as amended by this Amendment, the parties do hereby ratify and republish the Purchase Agreement.

8.     Incorporation by Reference. The attachments to this Amendment referred to or included herein constitute integral parts to this Amendment and are incorporated into this Amendment by this reference.

9.     Benefit. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

10.     Construction. Words of any gender used in this Amendment shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

11.     Multiple Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.     Entire Agreement. This Amendment and the Purchase Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought. Without limiting the generality of the foregoing, in the event of any of conflict between this Amendment and the Purchase Agreement, this Amendment shall control.

13.     Condition Subsequent. If the Bond Offering contemplated by Purchaser’s October 10, 2006 engagement letter with McMahan Securities is not closed and funded by March 30, 2007, this Amendment to Purchase Agreement will be null and void and of no force or effect whatsoever.

14.     Board Approval. This Amendment will not become effective until its execution is authorized or ratified by the Board of Directors of Purchaser.

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Amendment as of the date first above written.

CHARYS HOLDING COMPANY, INC.

By
Billy V. Ray, Jr., Chief Executive Officer

CROCHET & BOREL SERVICES, INC.

By
Troy Crochet, Chief Executive Officer

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TROY CROCHET

TAMI CROCHET, joined in the execution of this Amendment for the purpose of binding and obligating the spouse’s community property interest in the C&B Shares to all of the terms, covenants, conditions, limitations and restrictions contained herein as respect the C&B Shares.

Attachments:
Exhibit 1 - Renewal Promissory Note
Exhibit 2 - Security Agreement
Schedule 6.15 - Spin Off Agreement

Charys CB Amendment to Purchase Agreement JHP v 1 011207

Exhibit 1
Renewal Promissory Note

Exhibit 2
Security Agreement

Schedule 6.15
Spin Off Agreement

The following general terms and conditions shall be more fully reflected in a definitive agreement to be negotiated in good faith and, if reasonably acceptable to both the Purchaser and the Seller, executed, on or prior to April 30, 2007 (the “Definitive Agreement”). The Purchaser shall cause the Corporation to maintain separate books and records and separately audited financial statements for the Corporation during the period beginning on May 1, 2007 and for each of the fiscal years of the Purchaser ending on April 30, 2011, 2012, and 2013 (the “Option Period”).

Subject to the Definitive Agreement, during the Option Period, the Seller may cause the Purchaser to effectuate a spin-off of the Corporation (a “Spin-Off Transaction”) into a separate publicly-traded entity provided that the conditions set forth in this Schedule 6.15 are met.

Subject to the Definitive Agreement, the Seller may only cause the Purchaser to effectuate a Spin-Off Transaction in the event that (a) during the three year period prior to the Seller’s notification of its intent to effectuate a Spin-Off Transaction, but not later than April 30, 2012 (the “Spin-Off Notice Date”) the aggregate net revenue of the Corporation was greater than or equal to $750,000,000, (b) during the three year period prior to the Spin-Off Notice Date, the aggregate net earnings of the Corporation are greater than or equal to $150,000,000, (c) the Seller and the Incentive Employees (the “Spin-Off Participants”) collectively hold in excess of 10,000,000 shares of the Purchaser Stock, and (d) the Market Price of the Purchaser Stock for twenty (20) consecutive trading days prior to the Spin-Off Notice Date is in excess of $20 per share, adjusted for any splits or dividends occurring between April 30, 2007 and the Spin-Off Notice Date.

Subject to the Definitive Agreement, the Spin-Off Transaction shall be effectuated by granting to each stockholder of the Purchaser as of the effective date of the Spin-Off Transaction one publicly traded share of the Corporation for each share of the Purchaser Stock held by such stockholder. Simultaneously with the issuance of such shares, each Spin-Off Participant shall tender to the Purchaser not less than 80% of the shares of the Purchaser Stock held by such Spin-Off Participant in exchange for an equal number of shares of the Corporation.